EXHIBIT 10.1

A copy of Contract for Sale and Purchase of Ocala, Florida surplus property dated January 24, 2002.

                   CONTRACT FOR SALE AND PURCHASE

PARTIES: GOLDEN FLAKE SNACK FOODS, INC. (Seller), of 3031 West
Silver Springs Blvd., Ocala, Florida (Phone) (352) 351-2277 and T. RICHARD BARBER. JR*, AS TRUSTEE OF THE T. RICHARD BARBER, JR.
REVOCABLE LIVING, of TRUST U/A/D 7/19/96 (Buyer) of 2940
West Silver Springs Blvd., Ocala, Florida (Phone) (352) 694-2459 , hereby agree that Seller shall sell and Buyer shall buy the following described real property and personal property (collectively Property) pursuant to the terms and conditions of this Contract for Sale and Purchase and any riders and addenda (Contract):

I.  DESCRIPTION:
(a) Legal description of the Real Property
          located in Marion County, Florida:
          6.11 acres described as Parcel
          No. 22763-000-00 and the Western  21
          acres of Parcel # 22768-000-00.
          See the Attached Exhibit A.
(b) Street address, city, zip, of the Property is: SR 40 W/W Silver Springs Blvd.
(c) Personal Property:  None

II. PURCHASE PRICE:  See Addendum 27.11 acres at
     $33,198 per acre. . . . . . . . . $900,000.00
PAYMENT
(a) Deposit held in escrow by J. Warren
          Bullard, P.A.  (Escrow Agent)
in the amount of . . . . . . ..25,000.00
(b) Additional escrow deposit to be made to
          Escrow Agent within ___ days after Effective
          Date see Paragraph III) in the amount
          of                              $________
(c) Subject to AND assumption of existing mortgage
          in good standing in favor of
          ______________________________________
having an approximate present principal
balance of. . . . . . . . . . .. . . $________
(d) New mortgage financing with a Lender
         (see Paragraph IV) in the amount of  $695,000.00
(e) Purchase money mortgage and note to Seller
(see rider for terms) in the amount
of . . . . . . . . . . . . . . .  . .$________
(f) Other: __________________________. . $________
(g) Balance to close by U.S. cash or LOCALLY
          DRAWN cashiers or official bank check(s)
          subject to adjustments or
          prorations. . . . . . . . . . . . . $180,000.00

III. TIME FOR ACCEPTANCE OF OFFER; EFFECTIVE DATE;
     FACSIMILE: If this offer is not executed and delivered to all parties OR FACT OF EXECUTION communicated in writing between the parties on or before 5 :00 p.m., 2/01/02 the deposit(s) will, at Buyers option, be returned and this offer withdrawn. For purposes of delivery or notice of execution, parties include Buyer and Seller or each of the respective brokers or attorneys
     The date of Contract (Effective Date) will be the date when the last one of the Buyer and Seller has signed this offer. A facsimile copy of this Contract and any signatures hereon shall be considered for all purposes as an original.


IV. FINANCING:
 (a) This is a cash transaction with no
contingencies for financing;
(b)	This Contract is conditioned on Buyer
obtaining a written loan commitment within  60 days
after Effective Date for (CHECK ONLY ONE:
a fixed; ? an adjustable; or ? a fixed or
adjustable rate loan in the principal amount
of $695,000.00, at an initial interest rate
not to exceed 7-1/2% discount and origination
fees not to exceed 1% of principal amount, and
for a term of 15 years.  Buyer will make application
within 15 days (5 days if left blank) after
Effective Date and use reasonable diligence to
obtain a loan commitment and,  thereafter, to
satisfy terms and conditions of the commitment
and close the loan. Buyer shall pay all loan
expenses.  If Buyer fails to obtain a commitment
or fails to waive Buyers rights under this
subparagraph within the time for obtaining a
commitment or, after diligent effort, fails to
meet the terms and conditions of the commitment
by the closing date, then either party thereafter,
by written notice to the other, may cancel this
Contract and Buyer shall be refunded the deposit(s);
or
?  (c)	The existing mortgage, described in
Paragraph II(c) above, has: ? a variable interest rate; or ? a fixed interest rate of _____% per annum. At time of title transfer, some fixed interest rates are subject to increase; if increased, the rate shall not exceed ______ % per annum. Seller shall furnish a statement from each mortgagee stating the principal balance, method of payment, interest rate and status of mortgage or authorize Buyer or Closing
Agent to obtain the same. If Buyer has agreed to assume a mortgage which requires approval of Buyer by the mortgagee for assumption, then Buyer shall promptly obtain the necessary application, and diligently complete and return it to the mortgagee.
Any mortgagee charge(s), not to exceed $____________
(1% of amount assumed if left blank), shall be paid by Buyer. If Buyer is not accepted by mortgagee or the requirements for assumption are not in accordance with the terms of this Contract or mortgagee makes a charge in excess of the stated amount, Seller or Buyer may rescind this Contract by written notice to the other party unless either elects to pay the increase in interest rate or excess mortgage charges.

V. TITLE EVIDENCE: At least 15 days before closing date, (CHECK ONLY ONE): ? Seller shall, at
     Sellers expense, deliver to Buyer or Buyers attorney; or ? Buyer shall at Buyers expense obtain (CHECK ONLY ONE): ? abstract of title;
     or ? title insurance commitment (with legible copies of instruments listed as exceptions attached thereto) and, after closing, an owners policy of title insurance.

VI. CLOSING DATE: This transaction shall be closed and the closing documents delivered on May 31, 2002, unless modified by other provisions of this Contract.


VII. RESTRICTIONS; EASEMENTS; LIMITATIONS: Buyer shall take title subject to: comprehensive land use plans, zoning, restrictions, prohibitions and other requirements imposed by governmental authority; outstanding oil, gas and mineral rights of record without right of entry; public utility easements of record
(easements are to be located contiguous to real property lines and not more than 10 feet in width as to the rear or front lines and 7-1/2 feet in width as to the side lines, unless otherwise stated herein);
taxes for year of closing and subsequent years; assumed mortgages and purchase money mortgages, if any (if additional items, see addendum); provided, that there exists at closing no violation of the foregoing and none prevent use of the Property for ________________________________ purpose(s).

VIII. OCCUPANCY: Seller warrants that there are no parties in occupancy other than Seller; but if Property is intended to be rented or occupied beyond closing, the fact and terms thereof and the tenant(s) or occupants shall be disclosed pursuant to Standard F. Seller shall deliver occupancy of Property to Buyer at time of closing unless otherwise stated herein. If occupancy is to be delivered before closing, Buyer assumes all risks of loss to Property from date of occupancy, shall be responsible and liable for maintenance from that date, and shall be deemed to have accepted Property in its existing condition as of time of taking occupancy unless otherwise stated herein.

IX. TYPEWRITTEN OR HANDWRITTEN PROVISIONS:
Typewritten or handwritten provisions, riders and addenda shall control all printed provisions of this Contract in conflict with them.

X. RIDERS:  (CHECK those riders which are applicable
AND are   attached to this Contract):
? COMPREHENSIVE RIDER
????  HOMEOWNERS ASSN.
? COASTAL CONSTRUCTION CONTROL LINE
????  CONDOMINIUM
? AS IS
????  INSULATION
? VA/FHA
????  LEAD-BASED PAINT
?  ____________________

XI. ASSIGNABILITY:  (CHECK ONLY ONE): Buyer
? may assign and thereby be released
from any further liability under this Contract;
? may assign but not be released from
liability under this Contract; or
? may not assign this Contract.

XII. DISCLOSURES:
(a) Radon is a naturally occurring radioactive gas that when accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time.
Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding
Radon or Radon testing may be obtained from your County Public Health unit.
(b) Buyer acknowledges receipt of the Florida
Building Energy-Efficiency Rating System Brochure.
(c) If the real property includes pre-1978 residential housing then a lead-based paint rider is mandatory.
(d) If Seller is a foreign person as defined by the Foreign Investment in Real Property Tax Act, the parties shall comply with that Act.

(e) If Buyer will be obligated to be a member of a homeowners association. BUYER SHOULD
NOT EXECUTE THIS CONTRACT UNTIL BUYER HAS
RECEIVED AND READ THE HOMEOWNERS ASSOCIATION
DISCLOSURE.

XIII. MAXIMUM REPAIR COSTS: Seller shall not be responsible for payments in excess of:
(a) $_________________ for treatment and repair under Standard D (if blank, then 2% of the Purchase Price).
(b) $_________________ for repair and replacement under Standard N (if blank, then 3% of the Purchase Price).

XIV. SPECIAL CLAUSES; ADDENDA: If additional terms are to be provided, attach addendum and CHECK HERE ?.

XV. STANDARDS FOR REAL ESTATE TRANSACTIONS:  Standards
A through W on the reverse side or attached are incorporated as a part of this Contract.

   THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT.
     IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN
             ATTORNEY PRIOR TO SIGNING.

    THIS FORM HAS SEEN APPROVED BY THE FLORIDA
     ASSOCIATION OF REALTORS AND THE FLORIDA BAR.

    Approval does not constitute an opinion that any of the terms and conditions in this Contract should be accepted by the parties in a particular transaction.
      Terms and conditions should be negotiated based upon the respective interests, objectives and bargaining positions of all interested persons.

     COPYRIGHT 1998 BY THE FLORIDA BAR AND THE FLORIDA
                 ASSOCIATION OF REALTORS

/S/ T. RICHARD BARBER      1/16/02       /S/ LARRY R. WOOD     1/24/02
(Buyer) T. RICHARD BARBER, (Date)	     Seller) GOLDEN FLAKE   (Date)
JR., AS TRUSTEE OF THE T. 		     SNACK FOODS, INC.
RICHARD BARBER, JR. 			     BY LARRY R. WOOD,
REVOCABLE LIVING TRUST 		  	     PLANT MANAGER
U/A/D 7/19/96

       STANDARDS FOR REAL ESTATE TRANSACTIONS

A. EVIDENCE OF TITLE: (1) An abstract of title prepared or brought current by a reputable and existing abstract firm (if not existing then certified as correct by an existing firm) purporting to be an accurate synopsis of the instruments affecting title to the real properly recorded in the public records of the county wherein the real property is located through Effective Date.
It shall commence with the earliest public records, or such later date as may be customary in the county. Upon closing of this Contract, the abstract shall become the property of Buyer, subject to the right of retention thereof by first mortgagee until fully paid.
(2) A title insurance commitment issued by a Florida licensed title insurer agreeing to issue Buyer, upon recording of the deed to Buyer, an owners policy of title insurance in the amount of the purchase price, insuring
Buyers title to the real property, subject only to liens, encumbrances, exceptions or qualifications provided in this Contract and those to be discharged by Seller at or before closing. Seller shall convey marketable title subject only to liens, encumbrances, exceptions or qualifications provided in this Contract. Marketable title shall be determined according to applicable Title Standards adopted by authority of The Florida Bar and in accordance with law. Buyer shall have 5 days from date of receiving evidence of title to examine it.
If title is found defective, Buyer shall within said 5 days notify Seller in writing specifying the defect(s). If defect(s) render title unmarketable, Seller will have 30 days from receipt of notice to remove the defects, failing which Buyer shall, within five (5) days after expiration of the thirty
(30) day period, deliver written notice to Seller either: (1) extending the time for a reasonable period not to exceed 120 days within which Seller shall use diligent effort to remove the defects;
or (2) requesting a refund of deposit(s) paid which shall be immediately returned to Buyer, If Buyer fails to so notify Seller, Buyer shall be deemed to have accepted the title as it then is. Seller shall, if title is found unmarketable, use diligent effort to correct defect(s) within the time provided therefor. If Seller is unable to timely correct the defects, Buyer shall either waive the defects, or receive a refund of deposit(s), thereby releasing
Buyer and Seller from all further obligations under this Contract. If evidence of title is delivered to Buyer less than 5 days prior to closing, Buyer may extend closing date so that Buyer shall have up to 5 days from date of receipt of evidence of title to examine same in accordance with this Standard.

B. PURCHASE MONEY MORTGAGE; SECURITY AGREEMENT TO
SELLER: A purchase money mortgage and mortgage note to Seller shall provide for a 30 day grace period in the event of default. If a first mortgage and a 15 day grace period if a second or lesser mortgage; shall provide for right of prepayment in whole or in part without penalty; shall permit acceleration in event of transfer of the real property; shall require all prior liens and encumbrances to be kept in good standing and forbid modifications of or future advances under prior mortgage(s); shall require Buyer to maintain policies of insurance containing a standard mortgagee clause covering all improvements located on the real property against fire and all perils included within the term extended coverage endorsements and such other risks and perils as Seller may reasonably require, in an amount equal to their highest insurable value; and the mortgage, note and security agreement shall be otherwise in form and content required by Seller; but Seller may only require clauses and coverage customarily found in mortgages, mortgage notes and security agreements generally utilized by savings and loan institutions or state or national banks located in the county wherein the real property is located.
All personal property and leases being conveyed or assigned will, at Sellers option, be subject to the lien of a security agreement evidenced by recorded financing statements. If a balloon mortgage, the final payment will exceed the periodic payments thereon.
C. SURVEY: Buyer, at Buyers expense, within time allowed to deliver evidence of title and to examine same, may have the real property surveyed and certified by a registered Florida surveyor. If the survey discloses encroachments on the real property or that improvements located thereon encroach on setback lines, easements, lands of others or violate any restrictions, Contract covenants or applicable governmental regulation, the same shall constitute a tittle defect.
D. TERMITES/WOOD DESTROYING ORGANISMS:  Buyer, at
Buyers expense, within the time allowed to deliver evidence of title, may have the Property inspected by a Florida Certified Pest Control
Operator (Operator) to determine if there is any visible active termite infestation or visible damage from termite infestation, excluding fences.
If either or both are found, Buyer shall have 4 days from date of written notice thereof within which to have cost of treatment, if required, estimated by the Operator and all damage inspected and estimated by a licensed builder or general contractor. Seller shall pay valid costs of treatment and repair of all damage up to the amount provided in Paragraph XIII(a).
If estimated costs exceed that amount, Buyer shall have the option of canceling this Contract within 5 days after receipt of contractors repair estimate by giving written notice to Seller or Buyer may elect to proceed with the transaction and receive a credit at closing on the amount provided in Paragraph
XIII(a). Termites shall be deemed to include all wood destroying organisms required to be reported under the Florida Pest Control Act, as amended.
E. INGRESS AND EGRESS: Seller warrants and represents that there is ingress and egress to the real property sufficient for its intended use as described in Paragraph VII hereof, title to which is in accordance with Standard A.
F. LEASES: Seller shall, not less than 15 days before closing, furnish to Buyer copies of all written leases and estoppel letters from each tenant specifying the nature and duration of the tenants occupancy, rental rates, advanced rent and security deposits paid by tenant. If Seller is unable to obtain such letter from each tenant, the same information shall be furnished by Seller to Buyer within that time period in the form of a Sellers affidavit, and Buyer may thereafter contact tenant to confirm such information. Seller shall, at closing, deliver and assign all original leases to Buyer.
G. LIENS: Seller shall furnish to Buyer at time of closing an affidavit attesting to the absence, unless otherwise provided for herein, of any financing statement, claims of lien or potential lienors known to Seller and further attesting that there have been no improvements or repairs to the real property for 90 days immediately preceding date of closing. If the real property has been improved or repaired within that time, Seller shall deliver releases or waivers of construction liens executed by all general contractors, subcontractors, suppliers and materialmen in addition to Sellers lien affidavit setting forth the names of all such general contractors, subcontractors, suppliers and materialmen, further affirming that all charges for improvements or repairs which could serve as a basis for a construction lien or a claim for damages have been paid or will be paid at the closing of this Contract

H. PLACE OF CLOSING: Closing shall be held in the county wherein the real property is located at the office of the attorney or other closing agent (Closing Agent) designated by Seller.
I. TIME: In computing time periods of less than six (6) days, Saturdays, Sundays and state or national legal holidays shall be excluded. Any time periods provided for herein which shall end on a Saturday, Sunday, or a legal holiday shall extend to 5:00 p.m. of the next business day.
Time is of the essence in this Contract.
J. CLOSING DOCUMENTS: Seller shall furnish the deed, bill of sale, construction lien affidavit, owners possession affidavit, assignments of leases, tenant and mortgagee estoppel letters and corrective instruments. Buyer shall furnish closing statement, mortgage, mortgage, note, security agreement and financing statements.
K. EXPENSES: Documentary stamps on the deed and recording of corrective instruments shall be paid by Seller. Documentary stamps and intangible tax on the purchase money mortgage and any mortgage assumed, mortgagee title insurance commitment with related fees, and recording of purchase money mortgage to Seller, deed and financing statements shall be paid by Buyer. Unless otherwise provided by law or rider to this Contract, charges for the following related title services, namely title or abstract charge, title examination, and settlement and closing fee, shall be paid by the party responsible for furnishing the title evidence in accordance with Paragraph V.
L. PRORATIONS; CREDITS: Taxes, assessments, rent, interest, insurance and other expenses of the Property shall be prorated through the day before closing.
Buyer shall have the option of taking over existing policies of insurance, if assumable, in which event premiums shall be prorated. Cash at closing shall be increased or decreased as may be required by prorations to be made through day prior to closing, or occupancy, if occupancy occurs before closing. Advance rent and security deposits will be credited to Buyer. Escrow deposits held by mortgagee will be credited to Seller. Taxes shall be prorated based on the current years tax with due allowance made for maximum allowable discount, homestead and other exemptions. If closing occurs at a date when the current years millage is not fixed and current years assessment is available, taxes will be prorated based upon such assessment and prior years millage.
If current years assessment is not available, then taxes will be prorated on prior years tax. If there are completed improvements on the real property by January
1st of year of closing, which improvements were not in existence on January 1st of prior year, then taxes shall be prorated based upon prior years millage and at an equitable assessment to be agreed upon between the parties; failing which, request shall be made to the County Property Appraiser for an informal assessment taking into account available exemptions.
A tax proration based on an estimate shall, at request of either party, be readjusted upon receipt of tax bill on condition that a statement to that effect is signed at closing.
M. SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of date of closing (not as of Effective Date) are to be paid by Seller. Pending liens as of date of closing shall be assumed by Buyer. If the improvement has been substantially completed as of Effective
Date, any pending lien shall be considered certified, confirmed or ratified and Seller shall, at closing, be charged an amount equal to the last estimate or assessment for the improvement by the public body.

N. INSPECTION, REPAIR AND MAINTENANCE: Seller warrants that the ceiling, roof (including the fascia and soffits) and exterior and interior walls, foundation, seawalls (or equivalent) and dockage do not have any Visible Evidence of leaks, water damage or structural damage and that the septic tank, pool, all appliances, mechanical items, heating, cooling, electrical, plumbing systems and machinery are in Working Condition. The foregoing warranty shall be limited to the items specified unless otherwise provided in an addendum. Buyer may, at Buyers expense, have inspections made of those items within 20 days after the Effective Date, by a firm or individual specializing in home inspections and holding an occupational license for such purpose (if required) or by an appropriately licensed Florida contractor.
and Buyer shall. prior to Buyers occupancy but not more than 20 days after Effective Date, report in writing to Seller such items that do not meet the above standards as to defects. Unless Buyer timely reports such detects, Buyer shall be deemed to have waived Sellers warranties as to defects not reported. If repairs or replacements are required to comply with this Standard, Seller shall cause them to be made and shall pay up to the amount provided in Paragraph XIII(b). Seller is not required to make repairs or replacements of a Cosmetic Condition unless caused by a defect Seller is responsible to repair or replace. If the cost for such repair or replacement exceeds the amount provided in Paragraph
XIII(b), Buyer or Seller may elect to pay such excess, failing which either party may cancel this Contract.
 If Seller is unable to correct the defects prior to closing, the cost thereof shall be paid into escrow at closing. Seller shall, upon reasonable notice, provide utilities service and access to the Property for inspections, including a walk-through prior to closing, to confirm that all items of personal property are on the real property and, subject to the foregoing, that all required repairs and replacements have been made and that the Property, including, but not limited to, lawn, shrubbery and pool, if any, has been maintained in the condition existing as of Effective Date, ordinary wear and tear excepted. For purposes of this Contract: (a) Working Condition means operating in the manner in which the item was designed to operate; (b) Cosmetic Condition means aesthetic imperfections that do not affect the working condition of the item, including, but not limited to: pitted marcite; missing or torn screens;
fogged windows; tears, worn spots, or discoloration of floor coverings, wallpaper, or window treatments;
nail holes, scratches, dents, scrapes, chips or caulking in ceilings, walls, flooring, fixtures, or mirrors; and minor cracks in floors, tiles, windows, driveways, sidewalks, or pool decks; and
(c) cracked roof tiles, curling or worn shingles, or limited roof life shall not be considered defects Seller must repair or replace, so long as there is no evidence of actual leaks or leakage or structural damage, but missing tiles will be Sellers responsibility to replace or repair.

O.	RISK OF LOSS:   If the Property is damaged by
fire or other casualty before closing and cost of restoration does not exceed 3% of the assessed valuation of the Property so damaged, cost of restoration shall be an obligation of Seller and closing shall proceed pursuant to the terms of this Contract with restoration costs escrowed at closing. If the cost of restoration exceeds 3% of the assessed valuation of the Property so damaged, Buyer shall have the option of either taking the Property as is, together with either the 3% or any insurance proceeds payable by virtue of such loss or damage, or of canceling this Contract and receiving return of the deposit(s).


P.	PROCEEDS OF SALE; CLOSING PROCEDURE: The deed
shall be recorded upon clearance of funds.
If an abstract of title has been furnished, evidence of title shall be continued at Buyers expense to show title in Buyer, without any encumbrances or change which would render Sellers title unmarketable from the date of the last evidence. All closing proceeds shall be held in escrow by Sellers attorney or other mutually acceptable escrow agent for a period of not more than 5 days after closing date. If Sellers title is rendered unmarketable, through no fault of Buyer, Buyer shall, within the 5-day period, notify Seller in writing of the defect and Seller shall have 30 days from date of receipt of such notification to cure the defect. If Seller fails to timely cure the defect, all deposit(s) and closing funds shall, upon written demand by Buyer and within 5 days after demand, be returned to Buyer and, simultaneously with such repayment, Buyer shall return the personal property; vacate the real property and reconvey the Property to Seller by special warranty deed and bill of sale.
If Buyer fails to make timely demand for refund, Buyer shall take title as is, waiving, all rights against Seller as to any intervening defect except as may be available to Buyer by virtue of warranties contained in the deed or bill of sale. If a portion of the purchase price is to be derived from institutional financing or refinancing, requirements of the lending institution as to place, time of day and procedures for closing, and for disbursement of mortgage proceeds shall control over contrary provision in this Contract. Seller shall have the right to require from the lending institution a written commitment that it will not withhold disbursement of mortgage proceeds as a result of any title defect attributable to Buyer-mortgagor. The escrow and closing procedure required by this Standard shall be waived if the title agent insures adverse matters pursuant to Section 627.7841, F.S., as amended.
Q. ESCROW: Any escrow agent (Agent) receiving funds or equivalent is authorized and agrees by acceptance of them to deposit them promptly, hold same in escrow and, subject to clearance, disburse them in accordance with terms and conditions of this Contract. Failure of funds to clear shall not excuse Buyers performance. If in doubt as to Agents duties or liabilities under the provisions of this Contract, Agent may, at Agents option, continue to hold the subject matter of the escrow until the parties hereto agree to its disbursement or until a judgement of a court of competent jurisdiction shall determine the rights of the parties, or Agent may deposit same with the clerk of the circuit court having jurisdiction of the dispute. Upon notifying all parties concerned of such action, all liability on the part of Agent shall fully terminate, except to the extent of accounting for any items previously delivered out of escrow. If a licensed real estate broker,
 Agent will comply with provisions of Chapter 475, F.S., as amended. Any suit between Buyer and Seller wherein Agent is made a party because of acting as Agent hereunder, or in any suit wherein Agent interpleads the subject matter of the escrow,
 Agent shall recover reasonable attorneys fees and costs incurred with these amounts to be paid from and out of the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party. The Agent shall not be liable to any party or person for misdelivery to Buyer or
Seller of items subject to the escrow, unless such misdelivery is due to willful breach of the provisions of this Contract or gross negligence of Agent.

R. ATTORNEYS FEES; COSTS: In any litigation, including breach, enforcement or interpretation, arising out of this Contract, the prevailing party in such litigation, which, for purposes of this Standard, shall include Seller; Buyer and any brokers acting in agency or nonagency relationships authorized by Chapter 475, F.S. as amended, shall be entitled to recover from the non-prevailing party reasonable attorneys fees, costs and expenses.
S. FAILURE OF PERFORMANCE: If Buyer fails to perform this Contract within the time specified.
Including payment of all deposits, the deposit(s) paid by Buyer and deposit(s) agreed to be paid, may be recovered and retained by and for the account of Seller as agreed upon liquidated damages, consideration for the execution of this Contract and in full settlement of any claims;
whereupon. Buyer and Seller shall be relieved
 of all obligations under this Contract; or Seller, at Sellers option, may proceed in equity to enforce Sellers rights under this Contract.
If for any reason other than failure of Seller to make Sellers title marketable after diligent effort, Seller fails, neglects or refuses to perform this Contract, Buyer may seek specific performance or elect to receive the return of Buyers deposit(s) without thereby waiving any action for damages resulting from Sellers breach.
T. CONTRACT NOT RECORDABLE; PERSONS BOUND; NOTICE:
Neither this Contract nor any notice of it shall be recorded in any public records. This Contract shall bind and inure to the benefit of the parties and their successors in interest. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.
U. CONVEYANCE: Seller shall convey title to the real property by statutory warranty, trustees, personal representatives or guardians deed, as appropriate to the status of Seller, subject only to matters contained in Paragraph VII and those otherwise accepted by Buyer. Personal property shall, at the request of Buyer, be transferred by an absolute bill of sale with warranty of title, subject only to such matters as may be otherwise provided for herein.
V. OTHER AGREEMENTS: No prior or present agreements or representations shall be binding upon Buyer or Seller unless included in this Contract. No modification to or change in this Contract shall be valid or binding upon the parties unless in writing and executed by the parry or parties intended to be bound by it.
W. WARRANTY: Seller warrants that there are no facts known to Seller materially affecting the value of the Property which are not readily observable by Buyer or which have not been disclosed to Buyer.


                     EXHIBIT B


     ADDENDUM TO AND PART OF THE CONTRACT
            FOR SALE AND PURCHASE

       GOLDEN FLAKE SNACK FOODS, INC.
                    TO
     T. RICHARD BARBER, JR.,  AS TRUSTEE
            OF THE T. RICHARD
   BARBER, JR. REVOCABLE TRUST U/A/D 7/19/96

SELLER 	Golden Flake Snack Foods, Inc.

ADDRESS	3031 West Silver Springs Blvd., Ocala, Florida

BUYER	T. Richard Barber, Jr.,  as Trustee of the
          T. Richard Barber, Jr. Revocable Trust
          U/A/D 7/19/96

ADDRESS	2940 West Silver Springs Blvd., Ocala, Florida


This Addendum attached to and made a part of a contract for Sale and Purchase between the Seller and Buyer listed below contains provisions which, may change, modify add or delete various written provisions of the Contract for Sale and Purchase, Standards for Real Estate Transactions. This Exhibit
B Addendum shall control any previous written provisions of the attached contract for Sale and Purchase and Standards for Real Estate
Transactions.

A.	LEGAL DESCRIPTION OR ADDRESS

See attached Exhibit A to Contract
for Sale and Purchase


B. 	Additional and/or modified provisions:

1. 	Purchase Price.


     It is anticipated that the land subject to this Contract for sale and Purchase will be approximately 27.11 acres as contained in the yellow area of Exhibit A. Seller agrees, upon the signing of this Contract, to obtain, at its expense, a metes and bounds survey of the property which will determine exactly the acreage within the yellow area that the Seller owns and which it is legally able to convey. At the time of the closing, the purchase price will be finally determined based upon a selling price of $33,198 per acre as set forth in the survey. The survey will be completed within ten (10) days of the removal of the last of any contingencies contained in this Contract. Surveyor shall be a registered surveyor in the State of Florida. Survey shall be certified to Buyer, Seller, Title Agency,
Title Company and any lender. In the event survey shows any encroachment of property or that improvements intended to be located on property encroach on lands of others or violate any Contract covenants, the same shall be treated as a title defect. Buyer in bargaining for the acreage noted within this Contract. In the event property is found to contain more or less acreage than contracted for, exclusive of road rights of way, easements and/or encroachments the purchase price shall be adjusted based upon the per acre price as set forth above.

2.	Tax Deferred Exchange.

Seller acknowledges that Buyer may elect to close this transaction as part, of a tax deferred exchange under Section 1031 of the Internal Revenue
Code (Code), and that this Agreement may be assigned to a Qualified Intermediary as defined in the Code for that purpose. Seller further agrees to reasonably cooperate in a good faith manner with Buyer in affecting such an exchange, but at no additional cost to seller.

Buyer acknowledges that Seller may elect to close this transaction as part of a tax deterred exchange under Section 1031 of the Internal Revenue Code (Code), and that this Agreement may be assigned to a Qualified
Intermediary as defined in the Code for that purpose.
Buyer agrees to reasonably cooperate in a good faith manner with Seller in effecting such an exchange, but at no additional cost to Buyer.

3. 	Conditions for Closing.

The purchase of property is contingent upon property being physically and financially suitable for Buyers intended use, including land use and zoning, at Buyers sole discretion. Seller agrees to cooperate with Buyer in every way to assure suitability of Property for Buyers intended use.
Seller consents to any and all studies or analysis which Buyer may need to conduct prior to closing, all at Buyers expense. Buyer shall exercise Buyers best efforts to satisfy all conditions and close timely. In the event Buyer needs additional time to satisfy conditions or to close this transaction, the closing date may, at Buyers option and with prior notice to Seller, be extended, however, in no event shall closing date be extended for more than ONE HUNDRED AND TWENTY (120) DAYS after closing date noted herein without the prior written consent of Seller. Said consent shall not be unreasonably withheld. All conditions for the benefit of Buyer may be waived in whole or in part by Buyer. Buyer has until actual closing date to satisfy any contingencies or terminate this Contract for any reason. In the event Buyer given written notice to escrow agent that Buyer has determined property is not suitable for Buyers intended use or that one or more conditions to this contract have not been or cannot be satisfied to the satisfaction of Buyer, escrow agent shall return deposit to Buyer, plus any interest earned, and this Contract shall be of no further force and effect.


4. 	Access Prior To Closing.

Buyer and all Buyers agents and contractors shall at all times before closing have the privilege of going upon Property as needed to inspect, examine, conduct environmental studies, take soil tests, borings, percolation tests and tests to obtain any other information necessary to determine environmental, subsurface and topographic conditions, make improvements, and otherwise do what Buyer deems necessary in the examination, engineering and planning for the use of the property. Said privilege shall include the right to have Phase 1 and Phase 2 Environmental
Audits performed on the property by a qualified environmental auditor, in accordance with the provisions of the Comprehensive Environmental Response, Compensation
Liability Act (42 U.S.C. paragraph 9601, et. seq.).
Buyer shall indemnify and hold Seller harmless from any loss or expense incurred by Seller because of Buyers activities on the property prior to closing. The decision to perform any Phase 1, and Phase 2 Environmental Audits shall be made by the Buyer in its absolute and complete discretion and the company and/or companies performing any such audits shell be selected by the Buyer and any and all charges, fees and expenses of said audits shall be paid by Buyer.

5.	Buyer as Licensed Florida Real Estate Broker.

Buyer and Seller certify that no broker has been contracted regarding this transaction, including listing and cooperating brokers and therefore no brokers compensation will be due in connection with this contract. Seller recognizes that T. Richard
Barber is a licensed Florida Real Estate Broker who is not receiving any real estate commission from this transaction.

                SELLER:

                GOLDEN FLAKE SNACK FOODS, INC.
                By:

1/24/02   	 /S/ RANDY R. WOOD________________
Date
                BUYER:


1/16/02       	/S/ T. RICHARD BARBER, JR.________
Date			T. RICHARD BARBER, JR., AS TRUSTEE
               OF THE T. RICHARD
               BARBER REVOCABLE LIVING
               TRUST U/A/D/ 7/19/96

*a Florida Licensed Real Estate Broker



	-20-

	STANDARDS (CONT.)